As filed with the Securities and Exchange Commission on September 10, 2014.

Registration No. 333-197905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-1836028
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen E. Brilz, Esq.

Amy C. Flakne, Esq.

WPX Energy, Inc.

One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

P.J. Himelfarb, Esq.

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201-6950

Telephone: 214-746-7811

Facsimile: 214-746-7777

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement Form S-3 (File No. 333-197905) filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2014, by WPX Energy, Inc., a Delaware corporation (the “Company”) is to (i) include the consent of the Company’s independent petroleum engineering firm and (ii) amend and restate the “Experts” section of the Registration Statement Form S-3 (File No. 333-197905) only with respect to adding disclosure regarding the Company’s independent petroleum engineering firm.

Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, and the additional information described in the preceding paragraph, there are no other material changes to the Registration Statement Form S-3 (File No. 333-197905) filed with the Commission on August 6, 2014.

EXPERTS

The consolidated financial statements of WPX Energy, Inc. appearing in WPX Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Approximately 99 percent of our year-end 2013 U.S. proved reserves estimates included in WPX Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. The description of the audit of such estimates is incorporated by reference into this prospectus upon the authority of said firm as an expert in these matters.

PART II

Item 16.	Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012)

3.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014)

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011)

4.2	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.5 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

4.3	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.6 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

5.1	Opinion of Stephen E. Brilz*

23.1	Consent of Stephen E. Brilz (included in his opinion filed as Exhibit 5.1)*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP*

23.3	Consent of Independent Petroleum Engineers and Geologists, Netherland, Sewell & Associates, Inc.**

24.1	Power of Attorney*

*	Previously filed with the Company’s Registration Statement on Form S-3 on August 6, 2014.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement Form S-3 (File No. 333-197905) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 10, 2014.

WPX ENERGY, INC.

By:	/s/ J. Kevin Vann
Name:	J. Kevin Vann
Title:	Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement Form S-3 (File No. 333-197905) has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Richard E. Muncrief	Director, President and Chief Executive Officer (principal executive officer)	September 10, 2014
Richard E. Muncrief*

/s/ J. Kevin Vann	Chief Financial Officer and Senior Vice President (principal financial officer and principal accounting officer)	September 10, 2014
J. Kevin Vann*

/s/ Kimberly S. Bowers	Director	September 10, 2014
Kimberly S. Bowers*

/s/ John A. Carrig	Director	September 10, 2014
John A. Carrig*

/s/ William R. Granberry	Director	September 10, 2014
William R. Granberry*

/s/ Robert K. Herdman	Director	September 10, 2014
Robert K. Herdman*

/s/ Kelt Kindick	Director	September 10, 2014
Kelt Kindick*

/s/ Karl F. Kurz	Director	September 10, 2014
Karl F. Kurz*

/s/ Jack E. Lentz	Director	September 10, 2014
Jack E. Lentz*

/s/ George A. Lorch	Director	September 10, 2014
George A. Lorch*

/s/ William G. Lowrie	Director, Chairman	September 10, 2014
William G. Lowrie*

/s/ David F. Work	Director	September 10, 2014
David F. Work*

*	Stephen E. Brilz, by signing his name hereto, does sign this Registration Statement on behalf of the above-noted director or officer of WPX Energy, Inc. pursuant to a power of attorney duly executed by such director or officer, which has been previously filed as Exhibit 24.1 to the Registration Statement Form S-3 (File No. 333-197905) of WPX Energy, Inc. filed with the Securities and Exchange Commission on August 6, 2014.

By:	/s/ Stephen E. Brilz
Name:	Stephen E. Brilz
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012)

3.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014)

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011)

4.2	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.5 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

4.3	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.6 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

5.1	Opinion of Stephen E. Brilz*

23.1	Consent of Stephen E. Brilz (included in his opinion filed as Exhibit 5.1)*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP*

23.3	Consent of Independent Petroleum Engineers and Geologists, Netherland, Sewell & Associates, Inc.**

24.1	Power of Attorney*

*	Previously filed with the Company’s Registration Statement on Form S-3 on August 6, 2014.
**	Filed herewith.